Exhibit 99.01

Continucare Corporation Reports Financial Results for First Quarter of Fiscal
2006

    MIAMI--(BUSINESS WIRE)--Nov. 11, 2005--

              - Revenue Increases 14% to $29.9 million -
       - Income From Operations Increases 65% to $2.2 million -
- EPS Increases to $0.03 per share vs. $0.02 per share in prior year -

    Continucare Corporation (AMEX:CNU) today reported financial results for the three months ended September 30, 2005.

    Results of Operations

    For the first quarter of fiscal 2006, total revenue increased 14% to $29.9 million compared to $26.2 million for the first quarter of fiscal 2005. Income from operations during the first quarter of fiscal 2006 increased 65% to $2.2 million compared to $1.4 million for the same period one year ago. Income before income taxes in the first quarter of fiscal 2006 increased 107% to $2.3 million compared to $1.1 million in the year-ago period. Net income for the first quarter of fiscal 2006 increased 30% to $1.4 million, or $0.03 per diluted share, compared to net income of $1.1 million, or $0.02 per diluted share, one year ago.
    The results for the first quarter of fiscal 2006 include a provision for income taxes of $0.9 million. The first quarter of fiscal 2005 did not reflect a provision for income tax expense because, in the first quarter of fiscal 2005, Continucare reduced its valuation allowance for deferred tax assets to offset income tax liabilities generated from operations. As previously announced, Continucare eliminated its valuation allowance for its deferred tax assets during the fourth quarter of fiscal 2005. In accordance with new accounting guidance relating to stock options effective for the first quarter of fiscal 2006, Continucare's results for the first quarter of fiscal 2006 also include $0.2 million of expense related to stock options. The first quarter of fiscal 2005 contains no such expense.

    Balance Sheet

    Continucare's cash and cash equivalents were $5.3 million at September 30, 2005 compared to $5.8 million at June 30, 2005 while working capital increased to $9.1 million at quarter-end from $6.9 million at June 30, 2005 and total liabilities were reduced to $2.9 million at September 30, 2005 from $3.8 million at June 30, 2005. The long-term portion of debt at September 30, 2005 was $26,000. Shareholders' equity increased to $31.7 million at quarter-end from $30.3 million at June 30, 2005.
    Commenting on the financial results, Richard C. Pfenniger, Jr., Continucare's Chief Executive Officer, said, "We are extremely pleased with our operating performance during the first quarter of our new fiscal year. The year over year comparisons, all of which are favorable, clearly demonstrate that our business continued to improve. Revenues increased 14%, income from operations increased 65%, net income increased 30% and our balance sheet continued to strengthen. Of note, the profit improvement occurred despite approximately $1.1 million of expenses in the current quarter relating to income taxes and stock options that were not present in the first quarter of our prior fiscal year and the balance sheet improvement occurred while we pursued our stock repurchase program."

    Share Repurchase Plan

    Continucare also announced that to date it has repurchased 1,157,467 shares of its common stock at a total cost of approximately $3.0 million under a previously announced 2,500,000 share stock repurchase program. An aggregate of 1,342,533 shares remain available for purchase under the plan. The plan authorizes management, in its discretion, to repurchase shares from time to time on the open market or in privately negotiated transactions subject to market conditions and other factors.
    Continucare Corporation - http://www.continucare.com - headquartered in Miami, Florida, is a holding company with subsidiaries engaged in the business of providing outpatient physician care services through managed care, Medicare direct and fee for service arrangements.
    Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties that may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, the risk that the current trend in revenue or income growth may not continue or may be less than anticipated, risks and uncertainties relating to our ability to implement our growth strategy and to manage future growth, including our ability to achieve expected levels of patient volumes and control the costs of providing services, risks relating to pricing and other pressures exerted on us by managed care organizations, the risk that the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the Medicare Risk Adjustment on payments we receive for our managed care operations may not continue to be positive for us, the risk that future legislation, changes in governmental regulations, including possible changes in Medicare programs, could adversely impact our operations or reduce reimbursements to health care providers and insurers, risks and uncertainties relating to our current dependence on two HMOs for substantially all of our revenues, including our ability to work together effectively with our HMO affiliates, uncertainties relating to technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care, the risk that we may not conduct repurchases of our common stock in the full amount authorized under our repurchase program, the risk that any repurchases of our common stock that we effect may adversely impact our future liquidity or capital resources, and general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our annual report on Form 10-K for the fiscal year ended June 30, 2005 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.


                        CONTINUCARE CORPORATION

      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                Three Months Ended
                                                   September 30,
                                             -------------------------
                                                2005         2004
                                             ------------ ------------
Revenue:
 Medical services revenue, net               $29,729,636  $26,027,422
 Management fee revenue and other income         141,514      180,595
                                             ------------ ------------
     Total revenue                            29,871,150   26,208,017
Operating expenses:
 Medical services:
   Medical claims                             21,406,178   19,016,175
   Other direct costs                          3,132,425    3,151,253
                                             ------------ ------------
     Total medical services                   24,538,603   22,167,428
                                             ------------ ------------
 Administrative payroll and employee benefits  1,395,347    1,090,961
 General and administrative                    1,702,206    1,595,303
                                             ------------ ------------
     Total operating expenses                 27,636,156   24,853,692
                                             ------------ ------------
Income from operations                         2,234,994    1,354,325
Other income (expense):
 Interest income                                  59,141        3,120
 Interest expense                                 (2,969)    (248,416)
                                             ------------ ------------
Income before income tax provision             2,291,166    1,109,029
Income tax provision                             852,414            -
                                             ------------ ------------

Net income                                    $1,438,752   $1,109,029
                                             ============ ============

Net income per common share:
 Basic                                              $.03         $.02
                                             ============ ============
 Diluted                                            $.03         $.02
                                             ============ ============

Weighted average common shares outstanding:
 Basic                                        49,859,938   50,300,186
                                             ============ ============
 Diluted                                      51,642,853   51,685,339
                                             ============ ============


                        CONTINUCARE CORPORATION

           CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

                                              Sept. 30,     June 30,
                   ASSETS                        2005         2005
                                             ------------ ------------

Current assets:
 Cash and cash equivalents                    $5,260,594   $5,780,544
 Other receivables, net                          182,506      144,973
 Due from HMOs, net of a liability for
  incurred but not reported medical claims
  expense of approximately $11,583,000 and
  $11,700,000 at September 30, 2005 and June
  30, 2005, respectively                       5,469,479    3,485,530
 Prepaid expenses and other current assets       501,493      719,577
 Deferred tax assets, net                        585,571      585,571
                                             ------------ ------------
     Total current assets                     11,999,643   10,716,195
Certificates of deposit, restricted              539,792      530,350
Equipment, furniture and leasehold
 improvements, net                               629,571      670,665
Goodwill, net of accumulated amortization of
 approximately $7,608,000                     14,342,510   14,342,510
Managed care contracts, net of accumulated
 amortization of approximately $2,510,000 and
 $2,422,000 at September 30, 2005 and June
 30, 2005, respectively                        1,001,843    1,090,046
Deferred tax assets, net                       5,961,097    6,721,353
Other assets, net                                 66,816       66,816
                                             ------------ ------------
     Total assets                            $34,541,272  $34,137,935
                                             ============ ============
    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                               $511,849     $660,139
 Accrued expenses and other current
  liabilities                                  1,869,699    2,489,439
 Note payable                                    260,000      520,000
 Income taxes payable                            223,521      131,363
                                             ------------ ------------
     Total current liabilities                 2,865,069    3,800,941
Capital lease obligations, less current
 portion                                          25,890       38,361
                                             ------------ ------------
     Total liabilities                         2,890,959    3,839,302
Commitments and contingencies
Shareholders' equity:
 Common stock, $0.0001 par value: 100,000,000
  shares authorized; 52,676,795 shares issued
  and 49,680,602 shares outstanding at
  September 30, 2005 and 52,591,895 shares
  issued and 49,595,702 shares outstanding at
  June 30, 2005                                    4,968        4,960
 Additional paid-in capital                   67,836,988   67,924,068
 Accumulated deficit                         (30,766,942) (32,205,694)
 Treasury stock, 2,996,193 shares at
  September 30, 2005 and June 30, 2005        (5,424,701)  (5,424,701)
                                             ------------ ------------
   Total shareholders' equity                 31,650,313   30,298,633
                                             ------------ ------------
   Total liabilities and shareholders'
    equity                                   $34,541,272  $34,137,935
                                             ============ ============


                        CONTINUCARE CORPORATION

      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

                                                Three Months Ended
                                                   September 30,
                                             -------------------------
                                                    2005         2004
                                             ------------ ------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                   $1,438,752   $1,109,029
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization, including
    amortization of deferred financing costs     157,382      356,898
   Provision for bad debts                        12,463            -
   Stock-based compensation expense              250,394            -
   Deferred tax expense                          760,256            -
 Changes in operating assets and liabilities,
  excluding the effect of disposals:
   Other receivables                             (49,996)     105,094
   Due from HMOs, net                         (1,983,949)     295,728
   Prepaid expenses and other current assets     218,084      413,362
   Other assets                                        -       12,276
   Accounts payable                             (148,290)    (110,288)
   Accrued expenses and other current
    liabilities                                 (582,750)    (166,266)
   Income taxes payable                           92,158            -
                                             ------------ ------------
Net cash provided by continuing operations       164,504    2,015,833
Net cash used in discontinued operations         (30,972)     (20,033)
                                             ------------ ------------
Net cash provided by operating activities        133,532    1,995,800

CASH FLOWS FROM INVESTING ACTIVITIES
 (Purchase of) proceeds from maturities of
  certificates of deposit                         (9,442)      30,293
 Purchase of property and equipment              (28,085)    (111,248)
                                             ------------ ------------
Net cash used in investing activities            (37,527)     (80,955)

CASH FLOWS FROM FINANCING ACTIVITIES
 Payments on note payable                       (260,000)           -
 Payment of fees related to private placement
  transaction                                          -      (45,000)
 Principal repayments under capital lease
  obligations                                    (18,489)     (17,549)
 Proceeds from exercise of stock options         358,668            -
 Repurchase and retirement of common stock      (696,134)           -
                                             ------------ ------------
Net cash used in financing activities           (615,955)     (62,549)
                                             ------------ ------------

Net (decrease) increase in cash and cash
 equivalents                                    (519,950)   1,852,296
Cash and cash equivalents at beginning of
 period                                        5,780,544      720,360
                                             ------------ ------------
Cash and cash equivalents at end of period    $5,260,594   $2,572,656
                                             ============ ============

    CONTACT: Continucare Corporation, Miami
             Fernando L. Fernandez, 305-500-2105